Columbia Banking System Announces Date of First Quarter 2026 Earnings Release and Conference Call

TACOMA, Wash., Mar 31, 2026 – Columbia Banking System, Inc. (“Columbia” Nasdaq: COLB), parent company of Columbia Bank, today announced it will release first quarter 2026 financial results on Thursday, April 23, 2026, after market close. The Company will host a conference call for investors and analysts at 2:00 p.m. PT (5:00 p.m. ET) that same day. During the call, management will discuss Columbia’s first quarter 2026 financial results and provide an update on recent activities. There will be a live question-and-answer session following the presentation. Participants may register for the call using the link below to receive dial-in details and their own unique PINs or register for the listen-only audiocast. It is recommended you join 10 minutes prior to the start time.

Join the audiocast: https://edge.media-server.com/mmc/p/y2c5ea4c/
Register for the call:
https://register-conf.media-server.com/register/BI6f2e58fad341429a8b85e604aa895766
Access the replay through the Company’s investor relations page under the “News & Market Data-Event Calendar” section: https://www.columbiabankingsystem.com

About Columbia
Columbia Banking System, Inc. (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Columbia Bank, an award-winning western U.S. regional bank. Columbia Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with offices in Arizona, California, Colorado, Idaho, Nevada, Oregon, Texas, Utah, and Washington. Columbia Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking, Small Business Administration lending, institutional and corporate banking, and equipment leasing. Columbia Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Management. Learn more at www.columbiabankingsystem.com.

Investor Relations Contact:
Jacquelynne “Jacque” Bohlen
ir@columbiabank.com
(503) 727-4100

Note Regarding Forward Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "expected," "anticipate," "continue," or other comparable words. In addition, all statements other than statements of historical facts that address activities that Columbia expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Columbia, particularly its Annual Report on Form 10-K for the Fiscal Year ended December 31, 2025, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.

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